Exhibit 10.1

CONVERTIBLE DEBENTURE
PURCHASE AGREEMENT

This CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this “Agreement”), is entered into as of January 20, 2015, by and among KonaRed Corporation, a Nevada corporation (the “Company”), and Group 10 Holdings, LLC (the “Investor”).  Each party to this Agreement is referred to herein as a “Party,” and they are referred to collectively as the “Parties.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, convertible debentures in an aggregate principal amount of up to One Million One Hundred Thousand Dollars ($1,100,000), a form of which is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings:

“Closing” means the closing(s) of the transactions contemplated herein, which shall take place in accordance with the terms of Section 2 of this Agreement.

“Initial Closing” means the closing of the transactions contemplated herein that occurs concurrently with the execution of this Agreement.

“Debentures” means that certain Unsecured Convertible Debenture executed concurrently herewith by and among the Company and the Investor together with each subsequent convertible debenture issued pursuant to Section 2 of this Agreement.

“Subscription Amount” means such purchase price as the Investor is determining to pay to the Company on a particular Closing Date hereunder.

“Subsequent Closing Criteria” means the fulfillment and maintenance of all of the following conditions as of the date hereof until the date of the applicable Closing: (i) the closing price of the Company’s common stock shall not be less than $0.10 per share for any three (3) consecutive Trading Days (as defined in the Debentures); (ii) the market capitalization of the Company shall not be less than Eight Million Dollars ($8,000,000) for any three (3) consecutive Trading Days; (iii) the Company shall not have engaged in any debt financing in an amount greater than One Hundred Fifty Thousand Dollars ($150,000), excluding any debt owed by the Company from time to time pursuant to a Senior Convertible Note (the “Senior VDF Note”) issued to VDF FutureCeuticals, Inc. (“VDF”) on January 28, 2014 in a principal amount equal, at any time, to the sum of any payments due by the Company to VDF FutureCeuticals, Inc.

pursuant to a certain license agreement entered into with VDF and any accrued and unpaid interest thereon; and (iv) solely with respect to the third Closing, the Company’s net sales for the six (6) months ending June 30, 2015 shall not be less than the Company’s net sales for the six (6) months ending June 30, 2014 as reported in the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission (the “SEC”) for the period ending June 30, 2015.

“Transaction Documents” means this Agreement, the Debenture, and all other certificates, documents, agreements, and instruments delivered to the Investor under or in connection with this Agreement.

2.            SALE AND ISSUANCE OF THE DEBENTURES; CLOSING(S); COVENANTS.

2.1           Sale and Issuance of the Debentures.  Subject to the terms and conditions of this Agreement and upon receipt of the Subscription Amount, the Investor agrees to purchase at each Closing, and the Company agrees to sell and issue to the Investor at each Closing, the Debentures as follows:

2.1.1       At the Initial Closing, the Investor agrees to purchase and the Company agrees to sell and issue to the Investor a convertible debenture in the principal amount of Four Hundred Forty Thousand Dollars ($440,000) (the “First Debenture”), a form of which is attached hereto as Exhibit A, for a purchase price of Four Hundred Thousand Dollars ($400,000).

2.1.2       Upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC, subject to the satisfaction of the Subsequent Closing Criteria, the Investor agrees to purchase and the Company, may in its sole discretion, agree to sell and issue to the Investor a second convertible debenture in the principal amount of Three Hundred Thirty Thousand Dollars ($330,000) (the “Second Debenture”), which shall take substantially the same form as Exhibit A hereto, for a purchase price of Three Hundred Thousand Dollars ($300,000); provided, however, that the Second Debenture shall differ from the First Debenture with regard to the issuance date, principal amount and share reserve as such terms are defined thereunder. In the event that the Company has not met the Subsequent Closing Criteria, the purchase, sale and issuance of the Second Debenture may be consummated upon mutual agreement of the Parties in their discretion.

2.1.3       Upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015 with the SEC, subject to the satisfaction of the Subsequent Closing Criteria, the Investor agrees to purchase and the Company, may in its sole discretion, agrees to sell and issue to the Investor a third convertible debenture in the principal amount of Three Hundred Thirty Thousand Dollars ($330,000) (the “Third Debenture”), which shall take substantially the same form as Exhibit A hereto, for a purchase price of Three Hundred Thousand Dollars ($300,000); provided, however, that the Third Debenture shall differ from the First Debenture with regard to the issuance date, principal amount and share reserve as such terms are defined thereunder. In the event that the Company has not met the Subsequent Closing Criteria, the purchase, sale and issuance of the Third Debenture may be consummated upon mutual agreement of the Parties in their discretion.

2.2           The Closing(s). The purchase and sale of the Debentures shall be consummated at one or more Closings, which are to take place at 1100 Glendon Avenue, Suite 850, Los Angeles, CA 90024, or at such other place as the Parties shall mutually agree, upon the satisfaction of all the conditions to Closing set forth in this Agreement; provided, however, that the Initial Closing shall occur concurrently with the execution of the Transaction Documents. The “Closing Date” shall be the date that the Investor’s funds—such representing the amount due to the Company for the Subscription Amount—are transmitted by wire transfer to or for the benefit of the Company. Each Party shall bear the cost of its own legal and out of pocket expenses related to the Closing.

2.3           Deliveries.

2.3.1.       Items to be delivered to the Investor at the Closing by the Company.  The Investor’s obligations under this Agreement at each Closing, as applicable and to the extent not previously delivered, are conditioned upon the following closing conditions and deliveries:

2.3.1.1       The Company shall deliver or cause to be delivered to the Investor this Agreement duly executed by the Company;

2.3.1.2       The Company shall deliver or cause to be delivered to the Investor the applicable Debentures duly executed by the Company; and

2.3.1.3       The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects as of the relevant Closing Date, and all obligations, covenants, and agreements of the Company required to be performed at or prior to the relevant Closing Date shall have been performed.

2.3.2        Items to be delivered to the Company at the Closing by the Investor.  The Company’s obligations under this Agreement and at each Closing, as applicable and to the extent not previously delivered, are conditioned on the following closing conditions and deliveries:

2.3.2.1       The Investor shall deliver or cause to be delivered to the Company the signature page hereto, duly executed by the Investor;

2.3.2.2       The Investor shall deliver or cause to be delivered the Subscription Amount via wire transfer to the Company; and

2.3.2.3       The Investor’s representations and warranties set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the relevant Closing Date, and all obligations, covenants, and agreements of the Investor required to be performed at or prior to the relevant Closing Date shall have been performed.

2.4           Covenants.

2.4.1       The Company shall preserve and maintain in good standing its existence as a corporation under the laws of the State of Nevada and to comply in all material respects with all applicable federal, state, and local laws and regulations.

2.4.2       The Company shall use the proceeds from the Subscription Amount for working capital. For the avoidance of doubt, none of the proceeds may be applied towards existing indebtedness, except for any amounts owed to VDF, outstanding trade accounts payable, debt payments approved in advance by the Investor, or for payments to security holders of the Company, whether in the form of dividends, distributions or otherwise.

2.4.3       As long as any Debenture remains outstanding, unless the Investor shall otherwise consent in writing, the Company shall not, directly or indirectly (a) amend its charter documents in any manner that adversely affects any rights of the Investor; or (b) pay dividends on any equity securities of the Company.

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Company’s filings with the SEC (the “SEC Filings”), the Company hereby represents and warrants to the Investor and agrees as follows:

3.1           Organization and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or in default of any of the provisions of its organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on  the legality, validity, or enforceability of this Agreement or any other Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the ability of the Company to perform in any material respect on a timely basis its obligations under this Agreement or any other Transaction Document, and no legal proceeding has been instituted; or, to its knowledge, threatened, in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification (a “Material Adverse Effect”).

3.2           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement or the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents to which it is party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.  Upon delivery to the Investor, this Agreement and the other Transaction Documents to which the Company is a party will have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3           Capitalization.  The authorized securities of the Company is as set forth in the Company’s SEC Filings.  All outstanding stock has been duly authorized, validly issued, and is fully paid and non assessable.

3.4           No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not, conflict with or result in a violation or breach of any term or provision of any contract, law, order, permit, statute, rule, or regulation applicable to the Company or any of its affiliates.

3.5           Issuance of the Debentures.  The Debentures are duly authorized and, when issued and paid for in accordance with this Agreement and the Debentures, the Common Stock into which the Debentures are convertible will be duly and validly issued, fully paid, and nonassessable.

3.6           Private Placement.  Subject to the accuracy of the Investor’s representations and warranties set forth in Section 4 and any post-Closing filings as may be required, the offer, issue and sale of the Debentures are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.7           Brokers.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

3.8           Taxes.  The Company has filed all material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns before any such taxes become delinquent or any penalty accrued with respect thereto, or pursuant to any assessment received by it, except for any such taxes being diligently contested in good faith and by appropriate proceedings.

3.9           Compliance with Laws.  To the best of its knowledge, the Company is in compliance in all material respects with all applicable laws, rules, and regulations, other than such laws, rules or regulations: (i) the validity or applicability of which the Company is contesting in good faith by appropriate proceedings, or (ii) failure to comply with which cannot reasonably be expected to have a Material Adverse Effect.

3.10         Consents.  No consent or approval of any person, regulatory authority, governmental organization, or third party, and no approval, order, license, permit, franchise, declaration, or filing of any nature (with the exception of required Regulation D and “blue sky” filings with the appropriate federal and state securities agencies), is required as a result of or in connection with the execution, delivery, and performance of the obligations of the Company under this Agreement or any other Transaction Document.

3.11         Litigation.  No actions (including, without limitation, derivative actions), suits, proceedings, or investigations are pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity in any court or before any other governmental authority that if adversely determined (a) would (alone or in the aggregate) reasonably be expected to have a Material Adverse Effect or (b) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

3.12         Patents and Trademarks; Assets.  The Company owns, or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent applications, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct the Company’s business as now conducted.  There is no claim, action, or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights.  The Company has good and valid title to, or otherwise has the right to use pursuant to a valid and enforceable lease, license, or similar contractual arrangement, all of the assets necessary to conduct the Company’s business as now conducted or as proposed to be conducted.

3.13         Reservation of Shares.  The Company has a sufficient number of shares of its Common Stock reserved and set aside in order to effectuate the conversion of the Debentures.

4.            REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.  The Investor hereby represents, warrants and covenants to the Company as follows:

4.1           Due Authorization.  The Investor has all requisite capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes the legal, valid, and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2           Own Account.  The Investor understands that the Debentures are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Debentures as a principal for his, her, or its own account and not with a view to or for distributing or reselling the Debentures or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Debentures in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Debentures in violation of the Securities Act or any applicable state securities law.

4.3           Investor Status.  At the time the Investor was offered the Debentures, he, she, or it was, and as of the date hereof and at each Closing he, she, or it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

4.4           Experience of the Investor.  The Investor, either alone or together with his, her, or its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures, and has so evaluated the merits and risks of such investment.  The Investor is able to bear the economic risk of an investment in the Debentures and, at the present time, is able to afford a complete loss of such investment.

4.5           Access to Documents and Information.  The Investor has (i) received and reviewed all information that it considers necessary or appropriate for deciding whether to purchase the Debentures; (ii) had an opportunity, with his, her, or its professional advisor, if any, to ask questions and receive answers from the Company regarding this Agreement and regarding the business, financial condition, and other aspects of the Company, and all such questions have been answered to the Investor’s full satisfaction; and (iii) had the opportunity to obtain all information (to the extent that the Company possesses or can acquire such information without unreasonable effort or expense) that the Investor deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to the Investor.

4.6           Reliance on Information.  The Investor has not relied on any information or representations with respect to the Company or the Debentures, other than as expressly set forth herein and in the other Transaction Documents.  The Investor understands that no person has been authorized to give any information or to make any representations other than those expressly contained herein and in the other Transaction Documents.  To the extent the Investor has determined it necessary to protect his, her, or its interest in connection with the investment in the Debentures, the Investor has relied on his, her, or its own analysis and investigation and that of his, her, or its advisors in determining whether to invest in the Debentures.

4.7           Tax Advice.  The Investor represents that he, she, or it has consulted with his, her, or its tax, investment, and legal advisors with respect to the federal, state, local, and foreign tax consequences arising from the purchase and ownership of the Debentures.

4.8           Government Approval.  The Investor is aware and understands that no federal or state agency has made any recommendation or endorsement of the Debentures as an investment, nor has any such governmental agency reviewed or passed upon the adequacy of information disclosed to the Investor.

4.9           No Registration.  The Investor understands that the Debentures have not been, and other than expressly set forth in the Transaction Documents, the Investor has no rights to require that the Debentures or the shares of Common Stock of the Company into which such Debentures are convertible be, registered or qualified under the Securities Act; that there is not now any public market for the Debentures or the stock into which such Debentures are convertible and none is anticipated; that neither the Debentures nor the shares of Common Stock into which such Debentures are convertible will be readily accepted as collateral for a loan; and that it may be extremely difficult to sell the Debentures or the stock into which such Debentures are convertible in the event of a financial emergency.  As a consequence, the Investor understands that he, she, or it must bear the economic risks of the investment in the Debentures for an indefinite period of time.

4.10         Good Faith. At no time has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any action designed to manipulate, or cause or result in de-stabilization of the price per share of Common Stock of the Company, or engaged in the (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock and such Investor, its agents, representatives or affiliates shall not engage in any such short sales, or any activities which may be categorized as manipulation while any Debentures remain outstanding under this Agreement.

5.       ADDITIONAL INVESTOR RIGHTS

5.1           Participation Right. The Investor shall have the pro rata right, relative to the Company’s shareholders (calculated as if the Investor’s Debentures were fully converted), as applicable, to participate in any subsequent debt or equity financings (the “Qualified Financings”) conducted during the respective terms of its Debentures (the “Participation Right”).  The Company will provide notice to the Investor of any such Participation Right by way of writing at least five (5) business days prior to the intended closing of the Qualified Financing, indicating the terms and conditions of any Qualified Financings (the “Financing Notice”).  Should the Investor elect to exercise his, her, or its Participation Right, he, she, or it shall notify the Company, in writing, of such election at least three (3) business days prior to the anticipated closing date set forth in the Financing Notice (the “Participation Notice”).  In the event the Investor does not return a Participation Notice to the Company, the Participation Right granted hereunder shall terminate and be of no further force and effect in respect of that particular Qualified Financing only.

6.            GENERAL PROVISIONS

6.1           Amendment.  No provision of this Agreement may be modified, supplemented, or amended except in a written instrument signed by the Investor and the Company.

6.2           Further Assurances.  The Parties hereto will, upon reasonable request, execute, and deliver all such further assignments, endorsements, agreements, and documents, and take such other action as may be necessary in order to consummate or evidence the transactions contemplated hereby.

6.3           Notice.  All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that provides evidence of delivery and guarantees next business day delivery (effective the next business day), (iv) via electronic mail transmission, or (v) sent by facsimile followed by confirmation, addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 6.3):

(a)            If to the Company:

KonaRed Corporation
Attn.: John Dawe, Corporate Secretary
1101 Via Callejon #200
San Clemente, CA 92673

(b)            If to Holder:

Group 10 Holdings LLC
Attn: Adam Wasserman, Managing Member
11 Island Ave. #1108
Miami Beach, FL 33139

6.4           Successors and Assigns.  This Agreement shall be binding upon, enforceable against, and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors, and assigns, and nothing herein is intended to confer any right, remedy, or benefit upon any other person.  This Agreement may not be assigned by the Investor or the Company hereto except with the prior written consent of the other Party.

6.5           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principals of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action, or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.6           Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal, or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal, or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid, and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

6.7           Counterparts.  This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned.  This Agreement may be transmitted by electronic signature.

6.8           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

6.9           Construction.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein), (ii) the words “herein”, “hereof”, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iii) all references herein to Sections or clauses shall be construed to refer to Sections and clauses of this Agreement.

6.10         Certain Adjustments. Notwithstanding anything herein to the contrary, any references to share numbers or share prices shall be proportionately adjusted for any stock dividend, stock split, stock combination or other similar transaction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

KONARED CORPORATION

By:	/s/ Shaun Roberts
Shaun Roberts, President & CEO

Group 10 Holdings, LLC

By:	/s/ Adam Wasserman
Adam Wasserman, Managing Member
11 Island Ave #1108
Miami Beach, FL 33139

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

UNSECURED SUBORDINATED CONVERTIBLE DEBENTURE

Issuance Date: January 20, 2015	Principal Amount: $440,000

FOR VALUE RECEIVED, KonaRed Corporation, a Nevada corporation (“Borrower”), hereby promises to pay to Group 10 Holdings LLC (“Holder”) or its registered assigns or successors in interest, the sum of Four Hundred and Forty Thousand Dollars ($440,000) (the “Principal Amount”), together with all accrued interest thereon, on the eighteen (18) month anniversary from the Issuance Date (the “Maturity Date”), if not sooner paid.

The following terms and conditions shall apply to this Convertible Debenture (the “Debenture”):

ARTICLE I
DEFINITIONS

1.1           Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, the following terms shall have the following meanings:

“Bankruptcy Event’’ means any of the following events: (a) Borrower or any subsidiary (as such term is defined in Rule l-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any subsidiary thereof; (b) there is commenced against Borrower or any subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) Borrower or any subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) Borrower or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) Borrower or any subsidiary thereof makes a general assignment for the benefit of creditors; (f) Borrower or any subsidiary thereof calls a meeting of its creditors with a view to arrange a composition, adjustment or restructuring of its debts; or (g) Borrower or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Issuance Date” means the date of the issuance of this Debenture, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence this Debenture.

“Lowest Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) the lowest closing bid price of Borrower’s Common Stock during the twenty-five (25) consecutive Trading Days prior to such date as reported on www.NASDAQ.com or (b) if the Common Stock is not then quoted on a Trading Market, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Holder and reasonably acceptable to Borrower.

 “Person” means a natural person, sole proprietorship, corporation, limited liability company, firm, partnership, association, joint venture, trust, unincorporated organization, or other entity, whether acting in an individual, fiduciary, or other capacity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QX Market, QB Market of Pink Market.

ARTICLE II
INTEREST & AMORTIZATION

2.1           Contract Rate.  Subject to Sections 7.1 and 8.7 hereof, interest payable on this Debenture shall accrue at a rate per annum equal to twelve percent (12%) and shall be computed on the basis of a 365-day year.

              2.2     Consideration. In consideration for the Debenture, Holder shall pay to Borrower a purchase price equal to Four Hundred Thousand Dollars ($400,000), payable by wire transfer or other immediately available funds.  Thus, as of the Issuance Date, there shall exist a Forty Thousand Dollar ($40,000) Original Issue Discount (the “OID”) from the Principal Amount. Interest shall accrue and be payable on the full Principal Amount of the Debenture, inclusive of the OID, and payment of the full Principal Amount shall be required regardless of time and manner of payment or prepayment by Borrower.  Upon conversion, Holder shall receive credit for the full Principal Amount converted.

2.3           Payments.  Unless prepaid or converted, payment of the aggregate Principal Amount, together with all accrued interest thereon shall be made on the Maturity Date.

2.4           Prepayment Option. Borrower may prepay in cash all or any portion of the Principal Amount of this Debenture and accrued interest thereon, with a premium, at any time as set forth below (each a “Prepayment Premium”). The amount of each Prepayment Premium shall be as follows: (a) one hundred five percent (105%) of the then outstanding Principal Amount plus accrued interest due and payable thereon if such prepayment is made at any time from the Issuance Date until ninety (90) days thereafter; (b) one hundred fifteen percent (115%) of the then outstanding Principal Amount plus accrued interest due and payable thereon if such prepayment is made at any time from ninety-one (91) days after the Issuance Date until one hundred forty-nine (149) days after the Issuance Date; and (c) one hundred twenty-five percent (125%) of the then outstanding Principal Amount plus accrued interest due and payable thereon if such prepayment is made at any time after one hundred fifty (150) days from the Issuance Date. Notwithstanding the foregoing, if the Borrower repays the Debenture on the Maturity Date, no Prepayment Premium shall apply.

ARTICLE III
CONVERSION REPAYMENT

3.1           Optional Conversion.  Subject to the terms of this Article III, Holder shall have the right, but not the obligation, at any time after the Issuance Date and until the Maturity Date, or thereafter during an Event of Default, to convert all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into fully paid and non-assessable shares of Common Stock of Borrower at the Conversion Price, as defined below (the “Conversion Shares”).

3.2           Calculation of Conversion Price.  Subject to Section 3.3 and Section 4.6 hereof, the conversion price (the “Conversion Price”) shall mean the greater of (a) (i) fifty-five percent (55%) multiplied by the Lowest Closing Price as of the date a Notice of Conversion is given (which represents a discount rate of forty-five percent (45%)) (the “Discount Percentage”) or (b) ten cents ($0.10); provided, however, that if the closing price of the Borrower’s Common Stock is less than $0.125 for three (3) consecutive Trading Days at any time in which this Debenture remains outstanding, the Conversion Price shall be determined pursuant to the Discount Percentage.

3.3           Conversion Price Adjustments.

(i)            If the Conversion Price is determined pursuant to the Discount Percentage, such Conversion Price shall be subject to the following adjustments:

(i)
If the closing price of the Borrower’s Common Stock on the Trading Day immediately prior to the date of the Notice of Conversion is between $0.20 and $0.25, inclusive, then the Conversion Price shall be fifty-seven and one half percent (57.5%) multiplied by the Lowest Closing Price as of the date a Notice of Conversion is given (which represents a discount rate of forty-two and one half percent (42.5%));

(ii)
If the closing price of the Borrower’s Common Stock on the Trading Day immediately prior to the date of the Notice of Conversion is greater than or equal to $0.26 and less than $0.30, then the Conversion Price shall be sixty percent (60%) multiplied by the Lowest Closing Price as of the date a Notice of Conversion is given (which represents a discount rate of forty percent (40%)); and

(iii)
If the closing price of the Borrower’s Common Stock on the Trading Day immediately prior to the date of the Notice of Conversion is greater than or equal to $0.30, then the Conversion Price shall be sixty-two and one half percent (62.5%) multiplied by the Lowest Closing Price as of the date a Notice of Conversion is given (which represents a discount rate of thirty-seven and one half percent (37.5%)).

(b)           Notwithstanding and in addition to the adjustments to the Conversion Price provided in Section 3.3(a), the Conversion Price shall be subject to the following adjustments:

(i)
If the market capitalization of the Borrower is less than Three Hundred Thousand Dollars ($300,000) on the day immediately prior to the date of the Notice of Conversion, then the Conversion Price shall be twenty-five percent (25%) multiplied by the Lowest Closing Price as of the date a Notice of Conversion is given (which represents a discount rate of seventy-five percent (75%)); and

(ii)
If the closing price of the Borrower’s Common Stock on the day immediately prior to the date of the Notice of Conversion is less than $0.001, then the Conversion Price shall be twenty-five percent (25%) multiplied by the Lowest Closing Price as of the date a Notice of Conversion is given (which represents a discount rate of seventy-five percent (75%)).

3.4           Conversion Limitation.  Notwithstanding anything contained herein to the contrary, the number of Conversion Shares that may be acquired by Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with that of Holder for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock, including, for such purpose, the shares of Common Stock issuable upon such conversion, but excluding the number of shares of Common Stock issuable upon (a) conversion of the remaining, unconverted Principal Amount of this Debenture beneficially owned by Holder or any of its affiliates and  (b) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other debenture or warrant) beneficially owned by Holder or any of its affiliates. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  By written notice to Borrower, Holder may increase, decrease or waive the provisions of this Section 3.4 as to itself but any such waiver will not be effective until the sixty-first (61st) day after delivery thereof.

3.5           Mechanics of Holder’s Conversion.  Subject to Section 3.4 hereof, this Debenture may be converted by Holder, in whole or in part from time to time after the Issuance Date, by submitting to Borrower and/or Transfer Agent of record a notice of conversion (“Notice of Conversion”), the form of which is attached hereto as Exhibit A.  Such Notice of Conversion shall specify the Principal Amount of the Debenture to be converted and the date on which such conversion shall be effected (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, Borrower shall issue instructions to the transfer agent within two (2) Trading Days from the receipt of the Notice of Conversion and shall within three (3) Trading Days from the receipt of the Notice of Conversion (the “Delivery Date”): (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) (for which the Holder shall provide an opinion from its counsel that is reasonable acceptable to the Company) and provided that the Company’s transfer agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the

Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system; or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Notice of Conversion, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to the Rule 144.

In the  case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised, and the Conversion Shares issuable upon such conversion shall be deemed to have been issued, upon the Delivery Date and Holder shall be treated for all purposes as the record holder of such Common Stock, unless Holder provides Borrower with written instructions to the contrary. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Debenture in an amount equal to the applicable conversion. Holder and Borrower shall maintain records showing the Principal Amount(s) converted and the Conversion Date(s). In the event of any dispute or discrepancy, the records of Holder shall be controlling and determinative in the absence of manifest error.

3.6           Conversion Mechanics.  The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

3.7           Fractional Shares.  No fractional shares shall be issued upon the conversion of this Debenture.  As to any fraction of a share which Holder would otherwise be entitled to upon such conversion, Borrower shall round up to the next whole share.

3.8           Late Delivery of Conversion Shares.  Borrower understands that a delay in the delivery of Conversion Shares in the form required pursuant to this Article III beyond the Delivery Date could result in economic loss to Holder. As compensation to Holder for such loss, Borrower agrees to pay late fees to Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of the Debenture, in the amount equal to one thousand dollars ($1,000) per Business Day after the Delivery Date but capped at 100% of the then outstanding Principal Amount.  Borrower shall pay any fees incurred under this Section in immediately available funds upon demand and such fees shall also be eligible to be converted into Common Stock pursuant to this Article III.

3.9           Authorized and Reserved Shares.

(a)           Borrower represents and warrants and covenants and agrees that upon issuance, the Conversion Shares will be duly and validly issued, fully issued and non-assessable.  Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Conversion Shares in accordance with the terms and conditions of this Debenture.

(b)           At all times during which this Debenture is outstanding, Borrower shall reserve and keep available from its authorized and unissued shares of Common Stock (the “Share Reserve”) for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual or contingent purchase rights of Persons other than Holder, not less than five times the aggregate number of shares of the Common Stock that shall be issuable upon the conversion of the outstanding Principal Amount of this Debenture and payment of interest hereunder. Initially, the Share Reserve shall be equal to 22,000,000 shares, and shall. The Holder may reasonably request increases from time to time to reserve such amounts based on a conversion price equal to the Lowest Closing Price, as defined in the Debenture, as of such date, and may be increased from time to time by written instructions from the Investor to Transfer Agent to comply with the required reserve, subject to the Company being provided two (2) days within which to object to the amount of any increase in the shares reserve. Borrower agrees that it will take all such reasonable actions as may be necessary to assure that the Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Common Stock may be listed. Borrower agrees to provide Holder with confirmation evidencing the execution of such share reservation within three (3) Business Days from the Issuance Date.

3.10          Issuance of New Debenture.  Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of Holder, be issued by Borrower to Holder for the principal balance of this Debenture and accrued interest which shall not have been converted or paid. Subject to the provisions of Article VI, Borrower will pay no costs, fees or any other consideration to Holder for the production and issuance of a new Debenture.

3.11           Par Value; Further Assurances.

(a)           Borrower covenants that during the period that the Principal Amount of this Debenture and any accrued interest and fees thereon remain outstanding, it will ensure that the par value of any Conversion Shares shall not exceed the amount payable therefor upon such exercise immediately prior to such exercise.

(b)           Except and to the extent as waived or consented to by Holder, Borrower shall not by any action, including, without limitation, amending its articles or certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Debenture against impairment. Without limiting the generality of the foregoing, Borrower will (a) not increase the par value of any Conversion Shares above the amount payable therefor upon such exercise immediately prior to such exercise, (b) take all such action as may be necessary or appropriate in order that Borrower may validly and legally issue fully paid and nonassessable Conversion Shares upon the exercise of this Debenture and (c) use its commercially best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Borrower to perform its obligations under this Debenture.

3.12          Transfer Taxes.  The issuance of certificates for Conversion Shares shall be made without charge to Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of Holder and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

3.13          Issuer’s Representation Letter.  In the event that Holder’s brokers dealer requires an  Issuer’s Representation Letter (the “Representation Letter”), Holder will submit to Borrower the Representation Letter along with a corresponding Notice of Conversion upon which Borrower will have forty-eight (48) hours to execute and return the Representation Letter.

ARTICLE IV
CERTAIN ADJUSTMENTS

4.1           Fundamental Transaction. If, at any time while this Debenture is outstanding, (a) Borrower effects any merger or consolidation of Borrower with or into another Person, (b) Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to Borrower or surviving entity in such Fundamental Transaction shall issue to Holder a new Debenture consistent with the foregoing provisions and evidencing Holder’s right to convert such Debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4.1 and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

4.2           Calculations. All calculations under this Article III shall be made to four decimal places or the nearest 1/100th of a share, as the case may be. For purposes of this Article III, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

4.3           Notice to Holder.

a)             Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Article IV, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

b)             Notice to Allow Conversion by Holder. If (i) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to Holder at its last address as it shall appear upon Borrower’s books and records, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

ARTICLE V
NEGATIVE COVENANTS

As long as any portion of this Debenture remains outstanding, unless Holder shall have otherwise given prior written consent, Borrower shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the Issuance Date) to, directly or indirectly:

5.1           except for issuances to directors, officers, employees, or consultants, issue any shares of Common Stock in exchange for satisfaction or accord, in whole or in part, of any outstanding accounts payable obligations of Borrower, where such shares would be freely tradable (without restrictions, manner of sale obligations or reporting obligations) by the recipient thereof (or any transferee thereof) prior to the date which is six (6) months following the date of issuance thereof, whether pursuant to Section 3(a)(10) of the Securities Act or otherwise;

5.2           amend its charter documents, including, without limitation, its articles or certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of Holder;

5.3           combine (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares;

5.4           enter into any transaction with any affiliate of Borrower which would be required to be disclosed in any public filing with the Securities and Exchange Commission (the “SEC”), unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval); or

5.5           enter into any agreement with respect to any of the foregoing.

ARTICLE VI
EVENTS OF DEFAULT

The occurrence of any of the following events, while this Debenture is outstanding, shall be an “Event of Default;” provided that any Event of Default may be cured within a one (1) Business Day except as otherwise provided herein:

6.1           Failure to Pay Principal, Interest or Other Fees.  Borrower fails to pay the Principal Amount, interest or other fees hereon as and when the same shall become due and payable and such failure shall continue for a period of three (3) Business Day following the date upon which any such payment was due.

6.2           Breach of Covenant.  Borrower breaches any covenant or other term or condition of this Debenture, including, but not limited, to the negative covenants provided in Article V, in any material respect and such breach, if subject to cure, continues for a period of three (3) Business Day after the occurrence thereof.

6.3           Breach of Representations and Warranties.  Any representation or warranty of Borrower made herein or in any other report, financial statement or certificate made or delivered to Holder shall be false or misleading in any material respect as of the date when made or deemed made.

6.4           SEC Filings. At any point while this Debenture is outstanding, Borrower is not current with its reporting responsibilities under Section 13 of the Exchange Act, other than 8-K reports. Furthermore, Borrower fails to timely file, when due, any SEC report, including any required XBRL file along with such report (e.g., Forms 8-K, 10-Q or 10-K, or Schedules 14A, 14C or 14(f)), or, if the filing date of such report is properly extended pursuant to SEC Rule 12b-25, when the date of any such filing extension lapses, or any post-effective amendment to any SEC Registration Statement.

6.5           Stop Trade.  An SEC stop trade order or trading suspension of the Common Stock on the applicable Trading Market shall be in effect for five (5) consecutive Trading Days or five (5) Trading Days during a period of ten (10) consecutive Trading Days, provided that Borrower shall not have been able to cure such trading suspension within thirty (30) Business Days of the notice thereof or list the Common Stock on another Trading Market within sixty (60) Business Days of such notice.

6.6           SEC Reporting Status Matters.

(a)           Borrower indicates by check mark on the cover page of an SEC report filing that it has not (i) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (ii) has been subject to such filing requirements for the past ninety (90) days.

(b)           Borrower indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding twelve (12) months (or for such shorter period that the registrant was required to submit and post such files).

 (c)           Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell company (as defined in Rule 12b-2 of the Exchange Act); or

(d)           Borrower files a Form 15 with the SEC to deregister its Common Stock.  In such an event, Borrower shall file current reports with attorney opinions on not less than a quarterly basis on www.otcmarkets.com until such time as Borrower re-registers its Common Stock with the SEC.

6.7           Receiver or Trustee.  Each of Borrower or its subsidiaries, if any, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any.

6.8           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its subsidiaries or any of their respective property or other assets for more than one hundred thousand dollars ($100,000) in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

6.9           Bankruptcy.  Borrower or any of its subsidiaries shall be subject to a Bankruptcy Event.

6.10           DTC Eligibility.  Borrower shall lose its status as “DTC Eligible” or Borrower’s stockholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System through a “deposit chill” or otherwise.

6.11           Reservation of Shares.  Borrower shall fail timely to reserve shares of Common Stock from its authorized and unissued shares pursuant to Section 3.9.

ARTICLE VII
DEFAULT RELATED PROVISIONS AND OTHER PRIVILEGES

7.1           Default Interest Rate.  If any Event of Default occurs, the outstanding Principal Amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at Holder’s election, immediately due and payable in cash in the sum of (a) one hundred eighteen percent (118%) of the outstanding Principal Amount of this Debenture plus one hundred percent (100%) of accrued and unpaid interest thereon and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture (“Mandatory Default Amount”). After the occurrence of any Event of Default, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, Holder shall promptly surrender this Debenture to or as directed by Borrower. In connection with such acceleration described herein, Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and Holder shall have all rights as a holder of his Debenture until such time, if any, as Holder receives full payment pursuant to this Section 7.1. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

7.2                      Default Penalty Payment.  Following the occurrence and during the continuance of an Event of Default, Borrower agrees to pay to Holder in the amount equal to one thousand dollars ($1,000) per Business Day commencing the Business Day following the date of the Event of Default, subject to such payment being capped at 100% of the then outstanding Principal Amount. Borrower shall pay any fees incurred under this Section in immediately available funds upon demand and such fees shall also be eligible to be converted into Conversion Shares as set forth in Article III. Such conversion privileges shall remain in full force and effect immediately from the date hereof and until this Debenture is paid in full.

ARTICLE VIII
MISCELLANEOUS

8.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by FedEx or other reputable express courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail, whereby a return Email confirming receipt has been delivered, or facsimile, addressed as set forth below.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (y) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (z) on the next Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to Borrower:

KonaRed Corporation
Attn.: John Dawe, Corporate Secretary
1101 Via Callejon #200
San Clemente, CA 92673

If to Holder:

Group 10 Holdings LLC
Attn: Adam Wasserman
11 Island Ave. #1108
Miami Beach, FL 33139

No change in any of such addresses shall be effective insofar as notices under this Section 8.2 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 8.2.

8.3           Amendment Provision.  Any term of this Debenture may be amended only with the written consent of Holder and Borrower.  . The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

8.4           Assignability.  This Debenture shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns, and may not be assigned by Borrower without the prior written consent of Holder, which consent may not be unreasonably withheld. Any assignment by the Holder shall be made in accordance with any applicable securities laws.

8.5           Prevailing Party and Costs.  In the event any attorney is employed by any party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Debenture or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Debenture, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

8.6           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.  HOLDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the borough of Manhattan.  If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Debenture or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules.  The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph.  The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator.  Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

8.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to Holder and thus refunded to Borrower.

8.8           Construction.  Borrower acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

8.9           Absolute Obligation.  Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the Principal Amount of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of Borrower.

8.10         Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the Principal Amount of this Debenture so mutilated, lost, stolen or destroyed.

8.11         Opinion of Counsel.  A Rule 144 opinion of the Law Firm of Richardson & Patel LLP, Greenberg Traurig LLP and Bauman & Associates Law Firm in form, substance and scope customary for opinions of counsel in comparable Rule 144 transactions shall be deemed acceptable to Borrower.

8.12         Certain Adjustments. Notwithstanding anything herein to the contrary, any references to share numbers or share prices shall be proportionately adjusted for any stock dividend, stock split, stock combination or other similar transaction.

8.13         Unsecured Obligations. The obligations of the Company under this Debenture shall be unsecured and subordinate in all respects to any obligations arising under the Senior Convertible Note issued to VDF FutureCeuticals, Inc. dated January 28, 2014 (the “VDF Note”) and any Transaction Agreements (as defined in the VDF Note), as such may be amended from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Convertible Debenture to be signed in its name effective as of the date first above indicated.

BORROWER:

KonaRed Corporation

By:    /s/ Shaun Roberts

Name: Shaun Roberts

Title: President and CEO

HOLDER:

Group 10 Holdings, LLC

By:    /s/ Adam Wasserman

Name: Adam Wasserman

Title: Managing Member

EXHIBIT A
NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and accrued interest under the Convertible Debenture (“Debenture”) of KonaRed Corporation, a Nevada corporation (“Borrower”), into shares of common stock (the “Common Stock”) of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of Common Stock does not exceed the amount specified under Section 3.4 of the Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with Rule 144 in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Interest Accrued on Account
of Conversion at Issue:

Number of shares of Common Stock to be issued:

Signature:

Name:	Group 10 Holdings LLC

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No: